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                                                                   EXHIBIT 23.10

                     [MILLER AND LENTS, LTD. LETTERHEAD]


                                April 29,1997


Mesa, Inc.
1400 Williams Square West
5205 N. O'Connor Blvd.
Irving, Texas 75039-3746


                                           Re:  Consent of Independent Petroleum
                                                  Engineers and Geologists
Gentlemen:

        We hereby consent to the use of our report dated February 24, 1997 entitled "Reserve and Net Revenue Forecast as of December 31, 1996, SEC Price Case" with respect to Greenhill Petroleum Corporation and Mesa, Inc. and to all references to our firm included in or made a part of this Registration Statement on Form S-4 of Pioneer Natural Resources Company.


                                         Very truly yours,

                                         MILLER AND LENTS, LTD.

                                         By: /s/ J. L. POWELL
                                            ----------------------------
                                            J. L. Powell
                                            Vice President


JLP/hsd